UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

SpartanNash Company

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On December 18, 2018, SpartanNash Company and certain of its subsidiaries entered into an amendment (the “Amendment”) to the Company’s Amended and Restated Loan and Security Agreement (the “Credit Agreement”) with Wells Fargo Capital Finance, LLC, as administrative agent, and certain lenders from time to time party to the Credit Agreement.

The Amendment:

•	extends the maturity date of the loans from December 20, 2021 to December 18, 2023;

•	provides the ability to increase the size of the Tranche A revolving loan to $975 million from $900 million;

•	amends the interest rate grid set forth in the definition of “Applicable Margin,” such that rates for Tranche A-1 revolving loans are now from LIBOR plus 2.25% to LIBOR plus 2.50%;

•	reloads the $60 million Tranche A-2 term loan; and

•	resets certain advance rates for the borrowing base.

The foregoing description of the Amendment does not purport to be complete.  The Amendment is attached to this Report as Exhibit 10.1 and is incorporated into this Item 1.01 in its entirety.

Item 9.01Financial Statements, Pro Forma Financial Information, and Exhibits.

(d)	Exhibit:

10.1

Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated December 18, 2018 among SpartanNash Company and certain of its subsidiaries, as borrowers, and Wells Fargo Capital Finance, LLC, as administrative agent, and certain lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2018	SpartanNash Company

	By	/s/ Mark E. Shamber
Mark E. Shamber Executive Vice President and Chief Financial Officer